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                                                                    Exhibit 21
                                  SUBSIDIARIES
                                  ------------

                                                      Jurisdiction of                   Percentage Owned
                 Subsidiaries                          Incorporation                     By Registrant
                 ------------                         ---------------                   ----------------
DCA Medical Services, Inc.                                Florida                             100%
Dialysis Medical, Inc.                                    Florida                              80%
Dialysis Services of Florida, Inc.-
         Fort Walton Beach                                Florida                              80%
Dialysis Services of NJ, Inc.-
         Manahawkin                                      New Jersey                           100%
Dialysis Services of Pennsylvania, Inc.-
         Carlisle                                       Pennsylvania                          100%
Dialysis Services of Pennsylvania, Inc.-
         Lemoyne                                        Pennsylvania                          100%
Dialysis Services of Pennsylvania, Inc.-
         Wellsboro                                      Pennsylvania                          100%
Renal Services of Pa., Inc.                             Pennsylvania                          100%